EXHIBIT 10.31-1
FIRST AMENDMENT TO

AMENDED AND RESTATED RESTRICTED STOCK AGREEMENT

This First Amendment to Amended and Restated Restricted Stock Agreement (“Amendment”) is made as of this 10th day of January, 2007 between Simmons Company, a Delaware corporation (the “Company”), and the undersigned (the “Restricted Shareholder”).

WHEREAS, the Company and the Restricted Shareholder entered into that certain Amended and Restated Restricted Stock Agreement dated as of April 17, 2006 (the “Agreement”); and

WHEREAS, the Company and the Restricted Shareholder desire to amend the Agreement on the terms set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree as follows:

1. Definitions.  Capitalized terms used herein but not defined shall have the meanings ascribed thereto in the Agreement.

2. Amendments.

(a)           Section 2(a)(i) of the Agreement is hereby amended by deleting the schedule titled “EBITDA Targets” in its entirety and replacing it with the following:

“EBITDA Targets

(dollars in millions)

Measurement Years	Target EBITDA	Cumulative Target EBITDA	90% of Target EBITDA	90% of Cumulative Target EBITDA	Eligible Shares
2006	$146.2	$146.2	$131.6	$131.6	21.25% of Restricted Shareholder Stock
2007	$190.0	$336.2	$171.0	$302.6	30% of Restricted Shareholder Stock
2008	$225.0	$561.2	$202.5	$505.1	30% of Restricted Shareholder Stock

(b)           Section 2(a)(ii)(B) of the Agreement is hereby amended by deleting the schedule included therein in its entirety and replacing it with the following:

“Month	2006 Monthly Target EBITDA (dollars in millions)	2006 Year to Date Target EBITDA (dollars in millions)
January	$11.6	$11.6
February	$10.7	$22.3
March	$10.3	$32.6
April	$13.3	$45.9
May	$11.1	$57.0
June	$11.1	$68.1
July	$15.6	$83.7
August	$14.0	$97.7
September	$13.8	$111.5
October	$14.6	$126.1
November	$10.5	$136.6
December	$9.6	$146.2

(c)           Section 5(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(a)           The Company and the Restricted Shareholder acknowledge and agree that the Shares of Restricted Shareholder Stock are subject to and restricted by the Securityholders’ Agreement and with respect to such Shares of Restricted Shareholder Stock, the Restricted Shareholder shall be an “Employee” or “Senior Manager,” as the case may be, and as each such term is used in the Securityholders’ Agreement.  Notwithstanding anything to the contrary contained in the Securityholders’ Agreement, no Shares of Restricted Shareholder Stock may be transferred to any Person who is not an Affiliate of the Restricted Shareholder; provided that, with respect to Shares that are not Vested Shares, all terms relating to vesting and repurchase of the Shares shall continue to apply and shall be deemed to be with reference to the employment or service of the original Restricted Shareholder transferring the Shares.  The Vested Shares may be transferred by will or the laws of descent and distribution.”

(d)           Section 7 of the Agreement is hereby amended by deleting the definitions of “Credit Agreement”, “Financing Default”, “Indentures”, and “Senior Manager” and replacing them with the following:

““Credit Agreement” shall mean the Amended and Restated Credit and Guaranty Agreement, dated as of August 27, 2004, among Simmons Bedding Company, as Company, THL-SC Bedding Company and certain subsidiaries of the Company, as Guarantors, the financial institutions listed therein, as Lenders, UBS Securities LLC, as Joint Lead Arranger and as Co-Syndication Agent, Deutsche Bank AG, New York Branch, as Administrative Agent and Collateral Agent, General Electric Capital Corporation, as Co-Documentation Agent, CIT Lending Services Corporation, as Co-Documentation Agent, and Goldman Sachs Credit Partners L.P., as Sole Bookrunner, a Joint Lead Arranger and as Co-Syndication Agent, as amended and/or restated from time to time.

“Financing Default” means any event of default or breach under (i) the Credit Agreement, (ii) that certain senior unsecured floating rate loan facility by and among THL-SC Bedding Company, certain of its subsidiaries, certain lenders, party thereto and Deutsche Bank, A.G., Cayman Islands Branch, as administrative agent, as amended, modified, restated or refinanced from time to time, (iii) the covenant contained in any of the Indentures which permits repurchases by the Company of employee stock not exceeding a specified amount in the aggregate, or (iv) any other similar notes or instruments that the Company or its Subsidiaries may issue from time to time.

“Indentures” shall mean (i) that certain Indenture, dated as of December 19, 2003, governing the Senior Subordinated Notes of Simmons Bedding Company, a Subsidiary of the Company, due 2013, as amended, modified, restated or refinanced from time to time, and (ii) that certain Indenture, dated as of December 15, 2004, governing the Company’s 10% Senior Discount Notes, due 2014, as amended, modified, restated or refinanced from time to time.

“Senior Manager” shall mean each of Charles R. Eitel, William S. Creekmuir, and Gary S. Matthews, and/or any other Persons designated by the Board as Senior Managers (collectively, the “Senior Managers”).”

3. Miscellaneous.

(a) Except as expressly modified pursuant to this Amendment, the Agreement remains unchanged and in full force and effect.  This Amendment shall be governed by all of the provisions in Section 8 of the Agreement.

(b) This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same agreement.

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[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Amended and Restated Restricted Stock Agreement as of the date first written above.

SIMMONS COMPANY

By:           /s/ William S. Creekmuir
William S. Creekmuir
Executive Vice President and
Chief Financial Officer

RESTRICTED SHAREHOLDER

By:          /s/ Timothy F. Oakhill
Timothy F. Oakhill